EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

CNET Networks, Inc.:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-119962 and 333-90739) and S-8 (Nos. 333-127785; 333-119997; 333-105563; 333-85374; 333-65224; 333-58724; 333-35458; 333-78247; 333-67325; 333-34491; 333-07671; 333-07667; 333-142778) of CNET Networks, Inc. of our report dated February 27, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 27, 2008